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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3) No. 333-100321 and related Prospectus of Argonaut Group Inc. for the registration of $150,000,000 of its common stock, preferred stock, senior debt securities, and subordinated debt securities and to the incorporation by reference therein of our report dated January 29, 2002, with respect to the consolidated financial statements of Front Royal, Inc. included in Argonaut Group Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 and our report dated February 19, 2001 with respect to the consolidated financial statements of Front Royal, Inc. included in its Form 8-K/A filed November 5, 2001, and its Form 8-K/A filed November 12, 2002, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP



Richmond, Virginia
November 8, 2002